Exhibit 99.1

LIONS GATE ENTERTAINMENT ACHIEVES RECORD REVENUE OF $301.8 MILLION FOR FISCAL 2003, 11% INCREASE FROM PREVIOUS YEAR

Company Achieves EBITDA of $18.7 Million And Strong Positive Cash Flow
Provided By Operating Activities

(All Amounts In U.S. Dollars)

MARINA DEL REY, CA, and VANCOUVER, BC, June 30, 2003 — Lions Gate Entertainment (AMEX and TSX: LGF), a diversified independent producer and distributor of motion picture, television and other filmed entertainment content, reported revenue of $301.8 million for the fiscal year ended March 31, 2003, an 11% gain from $272.5 million during the prior fiscal year.

The Company also achieved net cash flows provided by operating activities of $10.8 million for fiscal 2003, a $71.5 million increase compared to $60.7 million cash used in operating activities in fiscal 2002. EBITDA for the fiscal year (earnings before interest, income taxes, amortization, minority interests, gain on dilution of investment in a subsidiary and discontinued operation) grew to $18.7 million, an increase of $32.9 million compared to negative EBITDA of $14.2 million for the year ended March 31, 2002.

Lions Gate reported net income from continuing operations of $1.1 million for fiscal 2003. After giving effect to the Series A Preferred Share dividends and accretion totaling $3.6 million, the Company reported a net loss of $2.5 million for fiscal 2003, or fully diluted loss per common share of $0.06, on 43.2 million weighted average common shares outstanding, compared to a net loss of $50.6 million, or loss per common share of $1.18, on 42.8 million weighted average common shares outstanding, in fiscal 2002.

“I am pleased that we achieved our goals of double-digit revenue growth, strong positive cash flow and greatly increased EBITDA,” said Lions Gate Chief Executive Officer Jon Feltheimer. “Our results underscore the effectiveness of our strategy and reflect the continuing execution of our plan. With the strongest pipeline in the Company’s history moving into fiscal 2004, we will continue to strengthen our position as the market leader among the truly independent film and television companies.”

Feltheimer noted that the Company is in its strongest cash and capacity position ever, had strengthened its capital structure and enhanced its visibility through successful completion of its recent public offering and was positioned for continued revenue, free cash flow and EBITDA growth in fiscal 2004.

Motion Pictures And Home Entertainment Drive Revenue And Cash Flow Growth

Motion Pictures, which includes Lions Gate’s feature film and home entertainment divisions, achieved revenues of $208.9 million in fiscal 2003, a 30% increase compared to revenues of $160.6 million in fiscal 2002. Principal revenue drivers during the year included the DVD and home video releases of the Academy Award-winning hit MONSTER’S BALL as well as FRAILTY, ROSE RED, RULES OF ATTRACTION and STATE PROPERTY, which generated combined revenues of $66.6 million, and the theatrical releases FRAILTY, RULES OF ATTRACTION, LOVELY & AMAZING and SECRETARY. Significant

contributions were also generated by the international sales of FRAILTY, RULES OF ATTRACTION, CONFIDENCE, CUBE 2, LIBERTY STANDS STILL and MONSTER’S BALL, reflecting the Company’s diversified portfolio of product.

Fiscal 2003 results do not reflect the North American theatrical revenues of CONFIDENCE and HOUSE OF 1000 CORPSES. HOUSE OF 1000 CORPSES will be released on home video on August 12 and CONFIDENCE will be released on video on September 16, both in the second quarter of fiscal 2004. The Company expects the films to generate strong home entertainment results.

Lions Gate enters fiscal 2004 with an exciting theatrical slate powered by A-list talent, including: the contemporary cloning thriller GODSEND, starring Robert DeNiro, Greg Kinnear and Rebecca Romijn-Stamos; the crime drama WONDERLAND, starring a powerful ensemble cast including Val Kilmer, Kate Bosworth, Lisa Kudrow and Josh Lucas; Eli Roth’s horror film CABIN FEVER; the Sundance sensation THE COOLER, starring William H. Macy, Alec Baldwin and Maria Bello; THE FINAL CUT, starring Robin Williams and Mira Sorvino; and Lars von Triers’ highly-acclaimed DOGVILLE, starring Nicole Kidman, which has just been selected for the Toronto Film Festival. The Company noted that nearly all its fiscal 2004 upcoming releases have been completed.

In addition to CONFIDENCE and HOUSE OF 1000 CORPSES, the upcoming home entertainment slate features the eagerly-anticipated video release of the first season of NBC’s WILL & GRACE, new releases from the Saturday Night Live collection and several groups of Signature Series releases, incorporating several of the most prestigious feature films from Lions Gate’s library of more than 2,000 titles.

Television revenues of $59.4 million decreased by 16% from $70.7 million in fiscal 2002, primarily reflecting the delivery of fewer television movies. Principal revenue drivers included the critically-acclaimed drama THE DEAD ZONE, Lions Gate’s video releases of THE DEAD ZONE pilot and television movie SUPERFIRE, and Termite Art’s 71.5 hours of nonfiction programming supplied to nine different networks. Lions Gate Television continues to build its leadership position as an independent supplier of programming with seven summer episodes of the critically-acclaimed drama THE DEAD ZONE on USA Network, the July debut of another drama, 1-800-MISSING, on Lifetime, and the upcoming television movie LUCKY SEVEN on ABC Family.

In animation, Lions Gate’s strategic partner CineGroupe generated revenues of $28.2 million, a 21% decline from $35.5 million in fiscal 2002 due to the delivery of fewer hours of programming. GALIDOR: DEFENDER OF THE OUTER DIMENSION continued as a major revenue driver, with the provocative animated CG-driven series TRIPPING THE RIFT, the recently-announced BABY SUPERSTAR and two Britney Spears projects among the several new series slated for production in the current fiscal year.

Studio Facilities revenue of $5.4 million in fiscal 2003 increased 29% compared to $4.2 million in fiscal 2002, due primarily to increased capacity and utilization at the Company’s state-of-the-art Vancouver, British Columbia facility.

Lions Gate senior management will hold its analyst and investor conference call to discuss fiscal 2003 results today, June 30, 2003, at 8:00 A.M. PDT/11:00 A.M. EDT. Interested parties may participate live by calling 1-888-423-3268 (1-612-332-0634 outside the U.S. and Canada). A full digital replay will be available from this afternoon through Monday, July 7, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #689013.

Lions Gate is a leading, diversified independent producer and distributor of motion pictures, home entertainment, television programming, animation and video-on-demand content. The Lions Gate brand name is synonymous with original, cutting edge, quality entertainment in markets around the world.

www.lionsgatefilms.com

*       *       *       *       *

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words “expects,” “is slated” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including risk factors set forth in the Company’s Prospectus dated June 4, 2003, filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For further information, please contact:

Peter D. Wilkes
310-314-9515

pwilkes@lgecorp.com

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands of United States dollars)

	March 31, 2003	March 31, 2002

Assets
Cash and cash equivalents	$7,440	$6,641
Restricted cash	—	706
Accounts receivable, net of reserve for video returns of $11,364 (2002 - $6,342) and provision for doubtful accounts of $7,677 (2002 - $10,794)	95,792	116,941
Investment in films and television programs	206,275	181,002
Discontinued operation	—	10,000
Property and equipment	32,390	31,729
Goodwill, net of accumulated amortization of $5,643	25,048	25,048
Other assets	19,135	9,451
Future income taxes	466	466

	$386,546	$381,984

Liabilities
Bank loans	$130,921	$143,734
Accounts payable and accrued liabilities	47,107	52,277
Accrued participations and residuals costs	26,158	16,939
Production loans	22,120	23,941
Long-term debt	54,379	47,400
Deferred revenue	22,116	13,818
Minority interests	9,028	8,481

	311,829	306,590

Commitments and Contingencies

Shareholders’ Equity
Preferred shares, 200,000,000 shares authorized, issued in series, including 1,000,000 series A (11,830 shares issued and outstanding) and 10 series B (10 shares issued and outstanding) (liquidation preference $30,167)	32,519	30,751
Common stock, no par value, 500,000,000 shares authorized, 43,231,921 shares issued and outstanding	157,675	157,675
Accumulated deficit	(107,942)	(105,435)
Cumulative translation adjustments	(7,535)	(7,597)

	74,717	75,394

	$386,546	$381,984

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands of United States dollars, except per share amounts)

	Year Ended	Year Ended	Year Ended
	March 31, 2003	March 31, 2002	March 31, 2001

Revenues	$301,844	$272,489	$187,650

Expenses:
Direct operating	154,401	159,907	104,003
Distribution and marketing	96,523	76,245	34,426
General and administration	32,252	34,668	25,073
Amortization	5,347	4,554	5,695

Total expenses	288,523	275,374	169,197

Operating Income (Loss)	13,321	(2,885)	18,453

Other Expenses:
Interest on debt initially incurred for a term of more than one year (net of interest income of $0.1 million (2002-$0.3 million; 2001 - $0.4 million))	10,239	9,828	7,716
Minority interests	45	1,221	586
Unusual losses	—	1,351	—

Total other expenses	10,284	12,400	8,302

Income (Loss) Before Gain on Dilution, Write-down and Equity Interests and Income Taxes	3,037	(15,285)	10,151
Gain on dilution of investment in a subsidiary	—	2,186	—
Write-down in investments subject to significant influence	—	(13,408)	—
Other equity interests	(1)	(1,134)	(1,021)

Income (Loss) Before Income Taxes	3,036	(27,641)	9,130
Income taxes	(1,910)	(321)	2,190

Net Income (Loss) from Continuing Operations	1,126	(27,962)	11,320
Loss from discontinued operation	—	(18,997)	(5,517)

Net Income (Loss)	1,126	(46,959)	5,803
Dividends on Series A preferred shares	(1,584)	(1,592)	(1,660)
Accretion on Series A preferred shares	(2,049)	(2,089)	(2,071)

Net Income (Loss) Available to Common Shareholders	$(2,507)	$(50,640)	$2,072

Income (Loss) Per Common Share from Continuing Operations	$(0.06)	$(0.74)	$0.21
Loss Per Common Share from Discontinued Operation	—	(0.44)	(0.15)

Basic and Diluted Income (Loss) Per Common Share	$(0.06)	$(1.18)	$0.06

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(All amounts in thousands of United States dollars, except share amounts)

								Cumulative
							Accumulated	Translation
	Common Stock		Series A Preferred Shares		Series B Preferred Shares		Deficit	Adjustments	Total
	Number	Amount	Number	Amount	Number	Amount
Balance at March 31, 2000	31,460,751	130,699	12,205	28,167	10	—	(14,300)	(2,152)	142,414
Effect of adoption of accounting pronouncements							(42,567)		(42,567)
Issued upon acquisition of subsidiary	10,229,837	23,112							23,112
Issued pursuant to a settlement agreement with employee	600,000	1,500							1,500
Exercise of stock options	6,250	9							9
Stock options granted in conjunction with acquisition of a subsidiary	—	220							220
Net income available to common shareholders							2,072		2,072
Accretion of Series A preferred shares			—	1,769					1,769
Foreign currency translation adjustment								(3,686)	(3,686)

Balance at March 31, 2001	42,296,838	155,540	12,205	29,936	10	—	(54,795)	(5,838)	124,843
Conversion of Series A preferred shares	648,000	1,652	(648)	(1,652)					—
Exercise of stock options	87,083	137							137
Issued pursuant to share bonus plan	200,000	346							346
Stock dividends			273	696					696
Net loss available to common shareholders							(50,640)		(50,640)
Accretion of Series A preferred shares			—	1,771					1,771
Foreign currency translation adjustments								(1,759)	(1,759)

Balance at March 31, 2002	43,231,921	$157,675	11,830	$30,751	10	$—	$(105,435)	$(7,597)	$75,394
Net loss available to common shareholders							(2,507)		(2,507)
Accretion of Series A preferred shares			—	1,768					1,768
Foreign currency translation adjustments								62	62

Balance March 31, 2003	43,231,921	$157,675	11,830	$32,519	10	$—	$(107,942)	$(7,535)	$74,717

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands of United States dollars)

	Year Ended	Year Ended	Year Ended
	March 31, 2003	March 31, 2002	March 31, 2001

Operating activities:
Net income (loss)	$1,126	$(46,959)	$5,803
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of property and equipment	3,741	3,113	2,200
Amortization of goodwill	—	—	1,801
Write-off of projects in development	969	826	1,054
Amortization of pre-operating costs	637	615	640
Amortization of deferred financing costs	1,572	1,177	879
Amortization of films and television programs	152,704	158,172	102,259
Gain on dilution of investment in a subsidiary	—	(2,186)	—
Unusual losses	—	1,351	—
Minority interests	45	1,221	586
Write-down in investments subject to significant influence	—	13,408	—
Discontinued operations	—	18,997	5,517
Other equity interests	1	1,134	1,021
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	20,810	(3,394)	(10,247)
Increase in investment in films and television programs	(176,813)	(202,230)	(138,687)
Other assets	(8,281)	430	(5,350)
Future income taxes	—	(809)	(3,131)
Accounts payable and accrued liabilities	(2,745)	777	(4,840)
Accrued participations and residuals costs	9,125	(6,157)	5,511
Deferred revenue	7,912	(198)	853

Net cash flows provided by (used in) operating activities	10,803	(60,712)	(34,131)

Financing activities:
Issuance of capital stock	—	137	9
Dividends paid on Series A preferred shares	(1,584)	(883)	(1,661)
Financing fees	(166)	(1,239)	(4,572)
Increase (decrease) in bank loans	(14,775)	42,715	57,159
(Increase) decrease in restricted cash	706	(719)	—
Proceeds from production and distribution loans	23,109	28,251	9,229
Repayments of production and distribution loans	(26,276)	(19,292)	(21,717)
Proceeds from long-term debt	10,565	9,017	17,814
Repayments of long-term debt	(5,912)	(3,152)	(1,717)

Net cash flows provided by (used in) financing activities	(14,333)	54,835	54,544

Investing activities:
Minority investment in subsidiary	—	9,200	—
Cash received from investment in Mandalay Pictures, LLC	6,634	5,362	—
Acquisition of Eaton Entertainment, LLC, net of cash acquired	—	472	—
Acquisition of Sterling Home Entertainment, LLC, net of cash acquired	—	—	(2,000)
Acquisition of Trimark Holdings Inc.	—	—	(26,016)
Purchase of property and equipment	(2,171)	(7,694)	(1,672)

Net cash flows provided by (used in) investing activities	4,463	7,340	(29,688)

Net change in cash and cash equivalents	933	1,463	(9,275)
Foreign exchange effect on cash	(134)	(1,474)	2,623
Cash and cash equivalents-beginning of year	6,641	6,652	13,304

Cash and cash equivalents-end of year	$7,440	$6,641	$6,652

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET INCOME (LOSS)
(All amounts in thousands of United States dollars)

	Year Ended	Year Ended	Year Ended
	March 31, 2003	March 31, 2002	March 31, 2001

EBITDA, as defined	$18,667	$(14,224)	$23,127
Amortization	(5,347)	(4,554)	(5,695)
Interest	(10,239)	(9,828)	(7,716)
Minority interests	(45)	(1,221)	(586)
Gain on dilution of investment in a subsidiary	—	2,186	—
Income taxes	(1,910)	(321)	2,190
Loss from discontinued operation	—	(18,997)	(5,517)

Net income (loss)	$1,126	$(46,959)	$5,803